Exhibit 23.3

地址：福州市台江区江滨西大道100号融侨中心6层 电话：+0591-87803727 网址：www.minganlaw.com

December 29, 2025

Re:	Golden Heaven Group Holdings Ltd.

Ladies and Gentlemen:

We have acted as PRC counsel to Golden Heaven Group Holdings Ltd. (the “Company”), a company incorporated in the Cayman Islands, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) covering an offering of up to US$200,000,000 of the Company’s Class A ordinary shares, debt securities, warrants, rights or units.

We hereby consent to the filing of this consent as an exhibit to the Registration Statement, to the reference to our name in relevant sections in the Registration Statement and in the prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ FUJIAN MINGAN LAW FIRM
FUJIAN MINGAN LAW FIRM

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